Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147566, 333-107546, 333-100629, 333-61272, 333-51792, 333-42376, 333-73061, 333-66397, 333-45789, 333-45791, 333-45795, 333-166180, 333-166181 and 333-171092 on Form S-8 of our report dated March 7, 2011, relating to the consolidated financial statements and financial statement schedule of Identive Group, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Identive Group, Inc. for the year ended December 31, 2010.

/s/	DELOITTE & TOUCHE GMBH
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

March 7, 2011